SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 1, 2008
Vermont Pure Holdings, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31797	03-0366218

(State of incorporation)	(SEC File No.)	(IRS Employer ID No.)
1050 Buckingham St., Watertown, CT 06795
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
860-945-0661
n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
SIGNATURES

Item 2.06    Material Impairments.
          (a)      On May 1, 2008, the senior officers of Vermont Pure Holdings, Ltd. (the “Company”) concluded that the Amended and Restated Subordinated Promissory Note due March 1, 2011 in the principal amount of $475,000.00 (the “Note”) payable by Trident, LLC to the Company had become impaired. The Note is unsecured. This determination was primarily based on advice from Trident that it had closed its principal facility and generally ceased its operations due to cash flow problems.
          (b)      The Company estimates that the full amount of the Note is impaired and will be written off along with an immaterial amount of accrued interest.
          (c)      The Company estimates that it will not incur any material expenditures endeavoring to collect the amounts due on the Note, which is subordinated to senior indebtedness and mezzanine indebtedness of Trident.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERMONT PURE HOLDINGS, LTD.
/s/ Bruce S. MacDonald
By: Bruce S. MacDonald
Chief Financial Officer Date: May 7, 2008